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EXHIBIT 99.5
FORM OF VOTING DIRECTION

DIRECTION TO BE GIVEN BY HOLDERS OF EXCHANGEABLE SHARES OF NPS ALLELIX INC.

DIRECTION FOR THE ___________, 2003 SPECIAL MEETING OF STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.

The undersigned having read the Notice of Special Meeting of Stockholders (the “Special Meeting”) of NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), to be held at •, at • p.m. local time, the Proxy Statement dated •, receipt of which are hereby acknowledged, DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement dated December 22, 1999 (the “Agreement”) among NPS, NPS Allelix Inc., and the Trustee, as follows:

PLEASE SELECT ONE OF A, B, OR C:

A.	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of NPS or otherwise, the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof. This Direction is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the Special Meeting and any adjournment or postponement thereof.

PROPOSAL 1
To adopt the Agreement and Plan of Reorganization by and among NPS Pharmaceuticals, Inc., Enzon Pharmaceuticals, Inc., Momentum Merger Corporation, Newton Acquisition Corporation and Einstein Acquisition Corporation.	FOR	AGAINST	ABSTAIN

PROPOSAL 2
To approve amendments to the NPS Pharmaceuticals, Inc. 1994 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of NPS common stock reserved for issuance thereunder from 260,000 to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013.	FOR	AGAINST	ABSTAIN

PLEASE NOTE: The Trustee will vote as directed, but in the absence of any such direction, the Trustee is hereby authorized and directed to vote for the items above and to vote in its discretion as to any other matters that may properly come before the Special Meeting.

B.	Deliver a proxy card to the undersigned at the Special Meeting, with respect to all Exchangeable Shares of NPS Allelix Inc. held of record by the undersigned on the record date for the Special Meeting, and not subsequently disposed of (the “Exchangeable Shares”), so that the undersigned may attend and exercise personally the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof.

C.	Deliver a proxy card to ______________________________________ at the Special Meeting as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Special Meeting, with respect to the Exchangeable Shares, with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Special Meeting, or any adjournment or postponement thereof.

Name:

Signature:

Dated:

Please include your name and the date and sign above. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.